SUB-ITEM 77M
Mergers

Nuveen Missouri Municipal Bond Fund, a series of
Nuveen Multistate Trust IV
811-07751



On March 9, 2012 the above-referenced fund was the surviving fund in a reorganization. All of the assets of the Nuveen Missouri Tax Free Fund, a series of Nuveen
Investment Funds, Inc. were transferred to the Nuveen
Missouri Municipal Bond Fund. The circumstances and details of the reorganization are contained in the N-14 filing on December 9, 2011, accession number 0001193125-11-
336620, which materials are herein incorporated by reference.